UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

SharpSpring, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

5001 Celebration Pointe Avenue, Suite 400, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 888-428-9605

550 SW 2nd Avenue, Gainesville, FL 32601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2018, SharpSpring, Inc. (the “Company”) issued a press release to report its financial results for the third quarter ended September 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018 the Company’s Board of Directors appointed Bradley Stanczak to serve as the Company’s Chief Financial Officer commencing on December 10, 2018 to hold office until the earlier election and qualification of his respective successor or until his earlier resignation or removal. As the Company’s Chief Financial Officer, Mr. Stanczak will be responsible for overseeing the Company’s financial reporting and all other finance functions of the Company and all of the Company’s subsidiaries.

Edward Lawton, the Company’s current Chief Financial Officer, will step down from his role as Chief Financial Officer upon the commencement of Mr. Stanczak’s appointment. Mr. Lawton is expected to remain with the Company for a limited time in a non-executive role to assist Mr. Stanczak with his transition into the Chief Financial Officer position.

There are no arrangements or understandings between Mr. Stanczak and any other persons pursuant to which he was appointed the Company’s Chief Financial Officer. There is no family relationship between Mr. Stanczak and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Stanczak that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Stanczak, age 46, has over 14 years of financial and accounting experience. Since 2015 to the present, Mr. Stanczak has been employed by Resonate Networks, Inc., a big data, consumer intelligence software platform. He served as Director, Financial Planning and Analysis (2015-2016), Senior Director, Finance and Accounting (2016-2018) and VP, Finance and Accounting (2018). From 2014 to 2015, Mr. Stanczak was Senior Manager, Financial Planning & Analysis – North America Consumer for Rosetta Stone, Ltd. From 2011 to 2014, Mr. Stanczak was Senior Manager, North America Financial Planning & Analysis for Office Depot. Mr. Stanczak obtained a B.S. degree from the University of Colorado, Boulder – Leeds School of Business in 1994 and a Master of Business Administration degree from Cornell University – Johnson Graduate School of Management in 2006.

Mr. Stanczak will enter into a written employee agreement with the Company whereby Mr. Stanczak will receive as compensation, among other things, a base salary of $185,000 per year, along with an annual performance-based bonus compensation opportunity of $70,000. Additionally, Mr. Stanczak will be granted an option to purchase up to 100,000 shares of the Company’s common stock pursuant to the Company’s 2010 Restated Employee Stock Plan. The options shall vest over a four year period, with 25% vesting after one year and monthly vesting thereafter. A copy of Mr. Stanczak’s employee agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.  Description
10.1
Employee Agreement - Brad Stanczak
99.1
Press Release dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: November 7, 2018

4